Exhibit 99.1

Eventbrite Reports Second Quarter 2024 Financial Results
Second quarter revenue grows 7% year-over-year to $84.6 million, within outlook range
Revises full year net revenue outlook reflecting pricing-related adjustments
Announces plan to reduce operating expenses and strengthen long-term results

8/8/2024
SAN FRANCISCO -- (BUSINESS WIRE) -- Eventbrite (NYSE: EB), a global marketplace for shared experiences, reported its financial results for the second quarter ended June 30, 2024. The Second Quarter 2024 Shareholder Letter can be found on Eventbrite’s Investor Relations website at https://investor.eventbrite.com.
“Our second-quarter performance, while within our guidance, was pressured by the pricing-related headwinds related to our transition to a two-sided marketplace,” said Julia Hartz, Co-Founder and Chief Executive Officer. “We are taking action to refine the go-to-market strategy and reduce our expense structure to work towards profitability even despite the revised revenue outlook for the year. That said, we are encouraged by the growth in the consumer side of the business, namely in mobile app adoption and tickets driven by Eventbrite’s discovery experiences. I’m confident that leaning into our marketplace strategy will enable long-term growth for creators and an increased engagement of consumers as the desire to gather at live events continues.”

Second Quarter 2024 Highlights
•Net Revenue of $84.6 million, up 7% year-over-year. Marketplace-related revenue from organizer fees and Eventbrite Ads grew to over 13% of total net revenue.
•Total free and paid ticket volume of 66.8 million tickets across 1.4 million events.
•Gross Margin of 70.9% vs 68.8% a year ago.
•Net income of $1.1 million and Net Income Margin of 1.3%, which includes a net benefit of $8.2 million from a legal settlement and minimal restructuring charges, compared to net loss of $2.9 million in the same period last year.
•Adjusted EBITDA of $12.8 million, and Adjusted EBITDA margin of 15.2%.1

1 For more information on these non-GAAP financial measures, please see "―About non-GAAP financial measures" and the tables under "―Reconciliation of GAAP to non-GAAP financial results" included at the end of this release.

The summary of GAAP and non-GAAP consolidated financial results are in the table below (in thousands, except percentages, unaudited):

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Gross ticket sales	$840,247	$889,930	(6)%	$1,693,997	$1,796,363	(6)%
Net revenue	$84,551	$78,912	7%	$170,803	$156,826	9%
Gross profit	$59,940	$54,309	10%	$121,160	$105,828	14%
Gross profit margin	71%	69%		71%	67%
Net income (loss)	$1,063	$(2,921)	136%	$(3,427)	$(15,607)	(78)%
Net income (loss) margin	1%	(4)%		(2)%	(10)%
Adjusted EBITDA (non-GAAP)	$12,836	$11,313	13%	$23,249	$13,455	73%
Adjusted EBITDA margin (non-GAAP)	15%	14%		14%	9%

Operating Highlights
The key operating metrics of our business are summarized below (in thousands, except average ticket value, unaudited):

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Total tickets	66,791	79,805	(16)%	132,611	154,036	(14)%
Paid tickets	21,243	23,309	(9)%	42,459	46,487	(9)%
Total events	1,415	1,607	(12)%	2,524	2,709	(7)%
Paid events	529	563	(6)%	933	936	—%
Total creators	358	422	(15)%	504	564	(11)%
Paid creators	177	189	(6)%	248	253	(2)%
Average ticket value (ATV)	$39.55	$38.15	4%	$39.73	$38.52	3%
Total ticket buyers	27,356	32,638	(16)%	48,313	55,675	(13)%

Business Outlook
The company has updated its outlook for fiscal year 2024, based on factors that include:
•Lower than anticipated paid ticket volume reflecting reduced creator acquisition and retention
•Planned changes to pricing and packaging plans offered to creators including the introduction of a free tier
As a result, the company now expects fiscal third quarter 2024 revenue to be in the range of $74 to $77 million and $318 million to $325 million for fiscal year 2024.
The company has reviewed its product roadmap, organizational structure, and staffing with a focus on continuing support for the strategic transformation, increasing operating efficiency, and lowering costs. Today, the company announced the elimination of roughly 100 positions and initiated plans to reduce other costs. The company expects to incur up to $7 million in expenses related to severance and cost-reduction actions during Q3, and that these actions will reduce the company’s total annualized operating costs by $30 million.
At the mid-point of its revenue outlook, the company now expects a 10% Adjusted EBITDA margin for the full year 2024, excluding the impact of restructuring costs and other items.

*We have not provided an outlook for GAAP net income (loss) or GAAP net income (loss) margin or reconciliations of expected Adjusted EBITDA to GAAP net income (loss) or expected Adjusted EBITDA margin to GAAP net income (loss) margin, because GAAP net income (loss) and GAAP net income (loss) margin on a forward-looking basis are not available without unreasonable efforts due to the potential variability and complexity of the items that are excluded from Adjusted EBITDA and Adjusted EBITDA margin, such as share-based compensation expense, foreign exchange gains and losses, and other non-recurring expenses.

Earnings Webcast Information
Event: Eventbrite Second Quarter 2024 Earnings Conference Call
Date: Thursday, August 8, 2024
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Site: https://investor.eventbrite.com
An archived webcast of the conference call will be accessible on Eventbrite’s Investor Relations page, https://investor.eventbrite.com.
About Eventbrite
Eventbrite is a global events marketplace that serves event creators and event-goers in nearly 180 countries. Since its inception, Eventbrite has been at the center of the experience economy, transforming how people organize and attend events. The company was founded by Julia Hartz, Kevin Hartz and Renaud Visage, with a vision to build a self-service platform that would make it possible for anyone to create and sell tickets to live experiences. With over 300 million tickets distributed for over 5 million events in 2023, Eventbrite is where people worldwide discover new things to do or new ways to do more of what they love. Eventbrite has also earned industry recognition as a top employer with special designations that include a coveted spot on Fast Company’s prestigious The World’s 50 Most Innovative Companies and Fast Company’s Brands That Matter lists, the Great Place to Work® Award in the U.S., and Inc.'s Best-Led Companies honor. Learn more at www.eventbrite.com.
Eventbrite Investor Relations
investors@eventbrite.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance of Eventbrite, Inc. and its consolidated subsidiaries (the “Company”); the Company’s expectations with respect to its operating model; and the Company’s expectations described under “Business Outlook” above. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this press release, including those more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the Securities and Exchange Commission from time to time. Investors are cautioned not to place undue reliance on these statements. Actual results could differ materially from those expressed or implied. All forward-looking statements are based on information and estimates available to the Company at the time of this release, and are not guarantees of future performance, and reported results should not be considered as an indication of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this press release.

Disclaimer Regarding Ticketing, Creator and Event Metrics
This press release includes certain measures related to our ticketing business, such as paid tickets, paid creators, ticket buyers, average ticket value, and paid events. We believe that the use of these metrics is helpful to our investors as these metrics are used by management in assessing the health of our business and our operating performance. These metrics are based on what we believe to be reasonable estimates for the applicable period of measurement. There are inherent challenges in measuring these metrics, and we regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy. You should not consider these metrics in isolation or as substitutes for analysis of our results of operations as reported under GAAP.

Condensed Consolidated Balance Sheets
(in thousands; unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$575,499	$489,200
Funds receivable	28,869	48,773
Short-term investments, at amortized cost	56,698	153,746
Accounts receivable, net	4,856	2,814
Creator signing fees, net	3,601	634
Creator advances, net	6,852	2,804
Prepaid expenses and other current assets	12,147	13,880
Total current assets	688,522	711,851
Creator signing fees, net noncurrent	1,553	1,303
Property and equipment, net	12,643	9,384
Operating lease right-of-use assets	1,000	177
Goodwill	174,388	174,388
Acquired intangible assets, net	9,132	13,314
Other assets	7,282	2,913
Total assets	$894,520	$913,330
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, creators	$314,718	$303,436
Accounts payable, trade	1,467	1,821
Chargebacks and refunds reserve	8,213	8,088
Accrued compensation and benefits	8,534	17,522
Accrued taxes	5,712	8,796
Operating lease liabilities	1,973	1,523
Other accrued liabilities	13,062	16,425
Total current liabilities	353,679	357,611
Accrued taxes, noncurrent	4,532	4,526
Operating lease liabilities, noncurrent	1,423	1,768
Long-term debt	358,725	357,668
Total liabilities	718,359	721,573
Stockholders’ equity
Common stock	1	1
Additional paid-in capital	1,032,205	1,007,190
Treasury stock at cost	(37,184)	—
Accumulated deficit	(818,861)	(815,434)
Total stockholders’ equity	176,161	191,757
Total liabilities and stockholders’ equity	$894,520	$913,330

Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenue	$84,551	$78,912	$170,803	$156,826
Cost of net revenue	24,611	24,603	49,643	50,998
Gross profit	59,940	54,309	121,160	105,828
Operating expenses
Product development	26,057	23,486	52,741	50,050
Sales, marketing and support	24,521	15,679	45,390	32,739
General and administrative	15,816	21,826	37,053	43,544
Total operating expenses	66,394	60,991	135,184	126,333
Loss from operations	(6,454)	(6,682)	(14,024)	(20,505)
Interest income	7,382	6,926	14,789	12,379
Interest expense	(2,806)	(2,786)	(5,606)	(5,538)
Other income (expense), net	3,725	80	2,472	(873)
Income (loss) before income taxes	1,847	(2,462)	(2,369)	(14,537)
Income tax provision	784	459	1,058	1,070
Net income (loss)	$1,063	$(2,921)	$(3,427)	$(15,607)
Net income (loss) per share
Basic	$0.01	$(0.03)	$(0.04)	$(0.16)
Diluted	$0.01	$(0.03)	$(0.04)	$(0.16)
Weighted-average number of shares outstanding used to compute net income (loss) per share
Basic	96,142	99,995	95,557	99,748
Diluted	96,290	99,995	95,557	99,748

Condensed Consolidated Statements of Cash Flows
(in thousands; unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(3,427)	$(15,607)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,242	6,709
Stock-based compensation expense	29,239	26,693
Amortization of debt discount and issuance costs	1,057	1,010
Unrealized gain on foreign currency exchange	(1,326)	(1,674)
Accretion on short-term investments	(2,769)	(3,585)
Non-cash operating lease expenses	273	5,002
Amortization of creator signing fees	401	468
Changes related to creator advances, creator signing fees, and allowance for credit losses	(2,920)	(1,496)
Provision for chargebacks and refunds	14,559	5,755
Gain on litigation settlement	(3,927)	—
Other	623	908
Changes in operating assets and liabilities
Accounts receivable	(2,866)	(763)
Funds receivable	20,155	24,136
Creator signing fees and creator advances	(3,922)	655
Prepaid expenses and other assets	1,291	1,061
Accounts payable, creators	9,712	15,789
Accounts payable	(366)	(487)
Chargebacks and refunds reserve	(14,415)	(8,350)
Accrued compensation and benefits	(8,988)	985
Accrued taxes	(3,840)	(8,596)
Operating lease liabilities	(991)	(1,933)
Other accrued liabilities	(4,003)	1,480
Net cash provided by operating activities	30,792	48,160
Cash flows from investing activities
Purchases of short-term investments	(112,185)	(150,565)
Maturities of short-term investments	212,002	85,500
Purchases of property and equipment	(403)	(521)
Capitalized internal-use software development costs	(4,818)	(3,161)
Net cash provided by (used in) investing activities	94,596	(68,747)
Cash flows from financing activities
Repurchase of common stock	(36,508)	—
Proceeds from exercise of stock options	—	748
Taxes paid related to net share settlement of equity awards	(5,776)	(3,201)
Proceeds from issuance of common stock under ESPP	454	567
Principal payments on finance lease obligations	—	(1)
Net cash used in financing activities	(41,830)	(1,887)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,741	2,787
Net increase in cash, cash equivalents and restricted cash	86,299	(19,687)
Cash, cash equivalents and restricted cash
Beginning of period	489,200	540,174
End of period	$575,499	$520,487

Reconciliation of Net Income (Loss) to Adjusted EBITDA and the Calculation of Adjusted EBITDA Margin
(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)(1)	$1,063	$(2,921)	$(3,427)	$(15,607)
Add:
Depreciation and amortization	3,649	3,193	7,243	6,708
Stock-based compensation	15,276	14,599	29,238	26,693
Interest income	(7,382)	(6,926)	(14,789)	(12,379)
Interest expense	2,806	2,786	5,606	5,538
Employer taxes related to employee equity transactions	365	203	792	559
Other (income) expense, net	(3,725)	(80)	(2,472)	873
Income tax provision	784	459	1,058	1,070
Adjusted EBITDA	$12,836	$11,313	$23,249	$13,455

Net revenue	$84,551	$78,912	$170,803	$156,826
Adjusted EBITDA margin	15%	14%	14%	9%

(1) Net income (loss) and Adjusted EBITDA includes loss recovery from a legal settlement and minimal restructuring costs totaling $4.3 million and $4.2 million in the three and six months ended June 30, 2024, and restructuring costs totaling $5.6 million and $14.4 million in the three and six months ended June 30, 2023.

About Non-GAAP Financial Measures
We believe that the use of Adjusted EBITDA and Adjusted EBITDA margin is helpful to our investors in understanding and evaluating our results of operations and useful measures for period-to-period comparisons of our business performance as they are metrics used by management in assessing the health of our business and our operating performance, making operating decisions, and performing strategic planning and annual budgeting. These measures are not prepared in accordance with GAAP and have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. In addition, other companies may not calculate non-GAAP financial measures in the same manner as we calculate them, limiting their usefulness as comparative measures. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate. Some amounts in this press release may not add due to rounding.

Adjusted EBITDA
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization, stock-based compensation expense, interest expense, interest income, employer taxes related to employee transactions, other (income) expense net, which consists of foreign exchange rate gains and losses, and income tax provision (benefit). Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.
Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital spending that occurs off of the income statement or account for future contractual commitments, (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures and (iii) Adjusted EBITDA does not reflect the interest and principal required to service our indebtedness. In evaluating Adjusted EBITDA, you should be aware that in the future we expect to incur expenses similar to the adjustments in this release. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-routine items. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net income (loss) and other GAAP results.

Adjusted EBITDA Margin
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue. Because of the limitations described above, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net income (loss), net income (loss) margin and our other GAAP results.